UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

EA Series Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Shareholder Name Address 1 Address 2 Address 3

IMPORTANT NOTICE

Re:	Omni Tax-Managed Small-Cap Value Fund (BOTSX)

Dear Shareholder:

We have tried unsuccessfully to contact you, whether by mail or phone, regarding a very important matter concerning your investment with Omni Tax-Managed Small-Cap Value Fund (BOTSX), a series of Bridgeway Funds, Inc.. This matter pertains to a time-sensitive initiative for the Fund and its shareholders for which we need your response.

It is very important that we speak with you. Please call toll-free at 1-866-828-6951 between 8:00 a.m. and 9:00 p.m. Central Time, Monday through Friday. At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:
Investor ID:	XXXXXXXX	Security ID:	XXXXXXXX
Shares owned:	XXXXXXXXX	Household ID:	XXXXXXXX

There is no confidential information required, and the call will only take a few moments of your time. Please contact us as soon as possible. Thank you for your time and consideration.

Sincerely,

/s/ Tammira Philippe

Tammira Philippe

President, Bridgeway Funds, Inc.

OFFICIAL BUSINESS	This document relates to your investment in Omni Tax-Managed Small-Cap Value Fund.